SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 17, 2005, indirect subsidiaries of Charter Communications, Inc., CCO Holdings, LLC (“CCO Holdings”) and CCO Holdings Capital Corp. (with CCO Holdings, the “Issuers”), entered into a Supplemental Indenture with Wells Fargo Bank, N.A., as trustee (the “Trustee”), which supplements the Indenture dated November 10, 2003 by and between the Issuers and the Trustee. Under the Supplemental Indenture, the Issuers issued $300 million principal amount of 8.75% senior notes due 2013 (the “Notes”).

The Notes have terms substantially identical to the Issuers previously issued 8.75% senior notes due 2013 that were originally issued under the Indenture in November 2003, except that the Notes will be subject to certain transfer restrictions until consummation of an exchange offer pursuant to the Exchange and Registration Rights Agreement described below. Accordingly, the Notes bear interest at 8.75% per annum, payable on May 15 and November 15 of each year, will mature on November 15, 2013 and are redeemable at the Issuers' option on or after November 15, 2008 at various redemption prices beginning at 104.375% in 2008 and declining to par in 2011. In addition, prior to November 15, 2006, the Issuers may redeem up to 35% of the Notes from the proceeds of certain equity offerings at a specified redemption price.

The Notes are unsecured and will rank equally with all of the existing and future senior unsecured debt of the Issuers and senior to all existing and future subordinated debt of the Issuers.

Upon a change of control, subject to certain conditions and restrictions, the Issuers may be required to offer to purchase all of the Notes at a purchase price of 101% of their principal amount plus accrued and unpaid interest, if any, to the date of the purchase.

On August 17, 2005, the Issuers also entered into an Exchange and Registration Rights Agreement with J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, and Banc of America Securities LLC, as representatives of several purchasers of the Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Issuers have agreed to file with the Securities Exchange Commission within ninety (90) days of the date of issuance of the Notes a registration statement with respect to a registered offer to exchange the Notes for registered notes with terms identical in all material respect to the Notes. In addition, the Issuers have agreed to use reasonable best efforts to cause the exchange offer registration statement to become effective within 210 days after the date of issuance and to cause the exchange offer to be consummated within 30 business days after the effective date of the exchange offer registration statement (or longer, if required by the federal securities laws). The Issuers have also agreed to file a shelf registration statement for the resale of the Notes if the Issuers cannot effect an exchange offer within the specified time period and in certain other circumstances. If the Issuers fail to comply with certain obligations under the Registration Rights Agreement, the Issuers will be required to pay special interest to holders of Notes.

The Notes were sold to qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in reliance on Regulation S. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Copies of the Supplemental Indenture and Registration Rights Agreement are being filed with this report as Exhibit 10.1 and 10.2.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OR A REGISTRANT.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference to this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 1.01:

Exhibit Number	Description

10.1
Supplemental Indenture dated August 17, 2005. (Incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of CCO Holdings, LLC and CCO Holdings Capital Corp. filed on August 23, 2005 (File No. 333-112593).

10.2	Registration Rights Agreement dated August 17, 2005. (Incorporated by reference to Exhibit 10.2 to the current report on Form 8-K of CCO Holdings, LLC and CCO Holdings Capital Corp. filed on August 23, 2005 (File No. 333-112593).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Dated: August 23, 2005

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President of Financial Reporting and Analysis

EXHIBIT INDEX

Exhibit Number	Description

10.1
Supplemental Indenture dated August 17, 2005. (Incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of CCO Holdings, LLC and CCO Holdings Capital Corp. filed on August 23, 2005 (File No. 333-112593).

10.2	Registration Rights Agreement dated August 17, 2005. (Incorporated by reference to Exhibit 10.2 to the current report on Form 8-K of CCO Holdings, LLC and CCO Holdings Capital Corp. filed on August 23, 2005 (File No. 333-112593).